Exhibit 99.1

Five9 Reports Second Quarter Revenue Growth of 28% to a Record $61.1 Million

37% Growth in LTM Enterprise Subscription Revenue
Tenth Consecutive Quarter of Positive Operating Cash Flow at $5.7 Million
SAN RAMON, Calif. - August 6, 2018 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software for the digital enterprise, today reported results1 for the second quarter ended June 30, 2018.
Second Quarter 2018 Financial Results

•	Revenue for the second quarter of 2018 increased 28% to a record $61.1 million, compared to $47.7 million for the second quarter of 2017.

•	GAAP gross margin was 59.4% for the second quarter of 2018, compared to 57.5% for the second quarter of 2017.

•	Adjusted gross margin was 63.8% for the second quarter of 2018, compared to 62.3% for the second quarter of 2017.

•
GAAP net loss for the second quarter of 2018 was $(2.0) million, or $(0.04) per basic share, compared to GAAP net loss of $(4.0) million, or $(0.07) per basic share, for the second quarter of 2017. GAAP net loss for the second quarter of 2018 included $1.7 million in amortization of discount and issuance costs on our 0.125% convertible senior notes issued in May 2018.

•
Non-GAAP net income for the second quarter of 2018 was $6.9 million, or $0.11 per diluted share, compared to non-GAAP net loss of $(0.1) million, or $(0.00) per basic share, for the second quarter of 2017.

•	Adjusted EBITDA for the second quarter of 2018 was $9.7 million, or a record 15.8% of revenue, compared to $3.0 million, or 6.2% of revenue, for the second quarter of 2017.

•	GAAP operating cash flow for the second quarter of 2018 was $5.7 million, compared to GAAP operating cash flow of $0.1 million for the second quarter of 2017.

1On January 1, 2018, Five9 adopted Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective transition method. While the financial results for the second quarter of 2018 are presented under ASC 606, financial results for the second quarter of 2017 are presented under ASC 605. A reconciliation of the financial results for the second quarter of 2018 under ASC 606 and ASC 605 is presented in the “Reconciliation of ASC 605 to ASC 606” table included in this release.

“Our second quarter results significantly exceeded our expectations on both the top and bottom line. Revenue growth accelerated in Q2, up 28% year-over-year to $61.1 million, and continued to be driven by our Enterprise business, which delivered 37% growth in LTM Enterprise subscription revenue. I am excited to be taking the helm at Five9 as contact centers undergo a massive technology-enabled transformation driven by the move to the cloud and the rise of artificial intelligence (AI). Our vision is to create a self-learning, intelligent contact center delivered through the cloud and powered by AI. Our recently announced Five9 Genius and partnership with Google, which brings practical AI enhancements to the contact center, is the first step in this direction. As Five9 continues to disrupt this massive market, we are also laser-focused on near-term execution.”

- Rowan Trollope, CEO, Five9

Business Outlook
The guidance below includes the expected impact of the adoption of ASC 606.

•	For the full year 2018, Five9 expects to report:

•	Revenue in the range of $244.5 to $246.5 million, up from the prior guidance range of $235.8 to $238.8 million that was previously provided on May 1, 2018.

•
GAAP net loss in the range of $(14.0) to $(12.0) million, or $(0.24) to $(0.20) per basic share, compared to the prior guidance range of $(13.0) to $(10.0) million, or $(0.22) to $(0.17) per basic share, that was previously provided on May 1, 2018. GAAP net loss guidance includes $7.9 million in amortization of discount and issuance costs on our convertible senior notes, offset by $2.5 million net interest savings from the use of our convertible proceeds.

•
Non-GAAP net income in the range of $24.0 to $26.0 million, or $0.39 to $0.42 per diluted share, improved from the prior guidance range of $15.4 to $18.4 million, or $0.25 to $0.30 per diluted share, that was previously provided on May 1, 2018. Non-GAAP net income guidance includes $2.5 million net interest savings from the use of our convertible proceeds.

•	For the third quarter of 2018, Five9 expects to report:

•	Revenue in the range of $61.0 to $62.0 million.

•
GAAP net loss in the range of $(8.1) to $(7.1) million, or a loss of $(0.14) to $(0.12) per basic share. GAAP net loss guidance includes $3.0 million in amortization of discount and issuance costs on our convertible senior notes, offset by $1.0 million net interest savings from the use of our convertible proceeds.

•
Non-GAAP net income in the range of $5.1 to $6.1 million, or $0.08 to $0.10 per diluted share. Non-GAAP net income guidance includes $1.0 million net interest savings from the use of our convertible proceeds.

Conference Call Details
Five9 will discuss its second quarter 2018 results today, August 6, 2018, via teleconference at 4:30 p.m. Eastern Time. To access the call (ID 6113370), please dial: 888-204-4368 or 323-794-2423. An audio replay of the call will be available through August 20, 2018 by dialing 888-203-1112 or 719-457-0820 and entering access code 6113370. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our web site, prior to the conference call.
A webcast of the call will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit by adding back or removing the following items to gross profit: depreciation, intangibles amortization and stock-based compensation expense. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation, amortization, interest expense, provision for income taxes, stock-based compensation expense, non-recurring litigation settlement costs and interest income and other, which consists primarily of a non-cash adjustment on investment, interest income and foreign exchange gains and losses. We calculate non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense, intangibles amortization and non-recurring litigation settlement costs. We calculate non-GAAP net income (loss) as GAAP net loss excluding stock-based compensation expense, intangibles amortization, amortization of debt discount and issuance costs, amortization of discount and issuance costs on convertible senior notes, non-recurring litigation settlement costs, and non-cash adjustments on investment. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Five9 considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s market position, business momentum, product positioning and company vision, the state of the cloud customer experience market, the industry shift to the cloud, and the third quarter 2018 and full year 2018 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv) failure to adequately expand our sales force could impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and adversely affect our business; (vii) the markets in which we participate are highly competitive, and if we do not compete effectively, our operating results could be harmed; (viii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (ix) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully grow and manage these relationships could harm our business; (x) we are establishing a network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xii) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xiii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software, any increase in the cost thereof, reduction in efficacy or any failure by these service providers to provide reliable services could cause us to lose customers, increase our customers’ cost of using our solution and subject us to, among other things, claims for credits or damages; (xiv) we have a history of losses and we may be unable to achieve or sustain profitability; (xv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xvi) failure to comply with laws and regulations could harm our business and our reputation; and (xvii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent quarterly report on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the digital enterprise, bringing the power of cloud innovation to customers and facilitating more than three billion customer interactions annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO, and AI to increase agent productivity and deliver tangible business results. The Five9 platform is reliable, secure, compliant, and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$166,162	$68,947
Marketable investments	108,140	—
Accounts receivable, net	20,167	19,048
Prepaid expenses and other current assets	8,437	4,840
Deferred contract acquisition costs	8,083	—
Total current assets	310,989	92,835
Property and equipment, net	22,019	19,888
Intangible assets, net	841	1,073
Goodwill	11,798	11,798
Other assets	1,026	2,602
Deferred contract acquisition costs — less current portion	18,393	—
Total assets	$365,066	$128,196

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,035	$4,292
Accrued and other current liabilities	13,615	11,787
Accrued federal fees	1,638	1,151
Sales tax liability	1,201	1,326
Notes payable	31	336
Capital leases	7,442	6,651
Deferred revenue	14,750	13,975
Total current liabilities	44,712	39,518
Convertible senior notes	190,615	—
Revolving line of credit	—	32,594
Sales tax liability — less current portion	928	1,044
Capital leases — less current portion	7,869	7,161
Other long-term liabilities	1,436	1,041
Total liabilities	245,560	81,358
Stockholders’ equity:
Common stock	58	57
Additional paid-in capital	273,373	222,202
Accumulated deficit	(153,925)	(175,421)
Total stockholders’ equity	119,506	46,838
Total liabilities and stockholders’ equity	$365,066	$128,196

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Revenue	$61,120	$47,727	$120,025	$94,741
Cost of revenue	24,814	20,273	49,516	40,244
Gross profit	36,306	27,454	70,509	54,497
Operating expenses:
Research and development	8,367	6,836	16,139	13,683
Sales and marketing	17,912	16,932	35,390	32,710
General and administrative	9,833	6,845	18,936	15,705
Total operating expenses	36,112	30,613	70,465	62,098
Income (loss) from operations	194	(3,159)	44	(7,601)
Other income (expense), net:
Interest expense	(2,378)	(888)	(3,188)	(1,770)
Interest income and other	206	90	604	208
Total other income (expense), net	(2,172)	(798)	(2,584)	(1,562)
Loss before income taxes	(1,978)	(3,957)	(2,540)	(9,163)
Provision for income taxes	64	50	109	99
Net loss	$(2,042)	$(4,007)	$(2,649)	$(9,262)
Net loss per share:
Basic and diluted	$(0.04)	$(0.07)	$(0.05)	$(0.17)
Shares used in computing net loss per share:
Basic and diluted	57,903	54,723	57,453	54,208

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net loss	$(2,649)	$(9,262)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,769	4,365
Amortization of premium on marketable investments	(43)	—
Provision for doubtful accounts	66	45
Stock-based compensation	12,122	6,983
Gain on sale of convertible note held for investment	(312)	—
Non-cash adjustment on investment	(40)	(161)
Amortization of debt discount and issuance costs	40	40
Amortization of discount and issuance costs on convertible senior notes	1,733	—
Accretion of interest	44	10
Others	(19)	(14)
Changes in operating assets and liabilities:
Accounts receivable	(1,114)	(2,426)
Prepaid expenses and other current assets	(3,140)	(4,106)
Deferred contract acquisition costs	(3,338)	—
Other assets	4	166
Accounts payable	1,493	1,187
Accrued and other current liabilities	2,415	909
Accrued federal fees and sales tax liability	246	171
Deferred revenue	1,170	2,025
Other liabilities	261	311
Net cash provided by operating activities	13,708	243
Cash flows from investing activities:
Purchases of marketable investments	(109,506)	—
Proceeds from maturities of marketable investments	1,400	—
Purchases of property and equipment	(1,092)	(1,178)
Proceeds from sale of convertible note held for investment	1,923	—
Net cash used in investing activities	(107,275)	(1,178)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $7,946	250,804	—
Payments for capped call transactions	(31,412)	—
Proceeds from exercise of common stock options	5,821	2,303
Proceeds from sale of common stock under ESPP	2,884	1,800
Repayments on revolving line of credit	(32,594)	—
Payments of notes payable	(318)	(400)
Payments of capital leases	(4,403)	(3,741)
Net cash provided by (used in) financing activities	190,782	(38)
Net increase (decrease) in cash and cash equivalents	97,215	(973)
Cash and cash equivalents:
Beginning of period	68,947	58,122
End of period	$166,162	$57,149

FIVE9, INC.
RECONCILIATION OF ASC 605 TO ASC 606 P&L ITEMS - GAAP
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2018
	ASC 605	Adjustments	ASC 606
Revenue	$60,772	$348	$61,120
Cost of revenue	24,668	146	24,814
GAAP gross profit	36,104	202	36,306
GAAP gross margin	59.4%		59.4%
Operating expenses:
Research and development	8,367	—	8,367
Sales and marketing	19,588	(1,676)	17,912
General and administrative	9,833	—	9,833
Total operating expenses	37,788	(1,676)	36,112
GAAP income (loss) from operations	(1,684)	1,878	194
GAAP Operating Margin	(2.8)%		0.3%
Other income (expense), net	(2,172)	—	(2,172)
Loss before income taxes	(3,856)	1,878	(1,978)
Provision for income taxes	64	—	64
GAAP net loss	$(3,920)	$1,878	$(2,042)
Net loss per share:
Basic and diluted	$(0.07)	$0.03	$(0.04)
Shares used in computing net loss per share:
Basic and diluted	57,903	—	57,903

FIVE9, INC.
RECONCILIATION OF ASC 605 TO ASC 606 P&L ITEMS - NON-GAAP
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2018
	ASC 605	Adjustments	ASC 606
Revenue	$60,772	$348	$61,120
Cost of revenue	21,951	146	22,097
Adjusted gross profit	38,821	202	39,023
Adjusted gross margin	63.9%		63.8%
Operating expenses:
Research and development	7,070	—	7,070
Sales and marketing	17,973	(1,676)	16,297
General and administrative	5,975	—	5,975
Total operating expenses	31,018	(1,676)	29,342
Adjusted EBITDA	7,803	1,878	9,681
Adjusted EBITDA margin	12.8%		15.8%
Depreciation	2,333	—	2,333
Non-GAAP operating income	5,470	1,878	7,348
Non-GAAP operating margin	9.0%		12.0%
Other income (expense), net	(419)	—	(419)
Income before income taxes	5,051	1,878	6,929
Provision for income taxes	64	—	64
Non-GAAP net income	$4,987	$1,878	$6,865

Non-GAAP net income per share:
Basic	$0.09	$0.03	$0.12
Diluted	$0.08	$0.03	$0.11
Shares used in computing non-GAAP net income per share:
Basic	57,903	—	57,903
Diluted	61,105	—	61,105

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP gross profit	$36,306	$27,454	$70,509	$54,497
GAAP gross margin	59.4%	57.5%	58.7%	57.5%
Non-GAAP adjustments:
Depreciation	1,776	1,628	3,482	3,116
Intangibles amortization	88	88	176	176
Stock-based compensation	853	575	1,531	1,009
Adjusted gross profit	$39,023	$29,745	$75,698	$58,798
Adjusted gross margin	63.8%	62.3%	63.1%	62.1%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP net loss	$(2,042)	$(4,007)	$(2,649)	$(9,262)
Non-GAAP adjustments:
Depreciation and amortization	2,449	2,270	4,769	4,365
Stock-based compensation	6,797	3,854	12,122	6,983
Interest expense	2,378	888	3,188	1,770
Interest income and other	(206)	(90)	(604)	(208)
Legal settlement	—	—	—	1,700
Legal and indemnification fees related to settlement	241	—	241	135
Provision for income taxes	64	50	109	99
Adjusted EBITDA	$9,681	$2,965	$17,176	$5,582

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Income (loss) from operations	$194	$(3,159)	$44	$(7,601)
Non-GAAP adjustments:
Stock-based compensation	6,797	3,854	12,122	6,983
Intangibles amortization	116	117	232	234
Legal settlement	—	—	—	1,700
Legal and indemnification fees related to settlement	241	—	241	135
Non-GAAP operating income	$7,348	$812	$12,639	$1,451

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP net loss	$(2,042)	$(4,007)	$(2,649)	$(9,262)
Non-GAAP adjustments:
Stock-based compensation	6,797	3,854	12,122	6,983
Intangibles amortization	116	117	232	234
Amortization of debt discount and issuance costs	20	20	40	40
Amortization of discount and issuance costs on convertible senior notes	1,733	—	1,733	—
Legal settlement	—	—	—	1,700
Legal and indemnification fees related to settlement	241	—	241	135
Non-cash adjustment on investment	—	(58)	(352)	(161)
Non-GAAP net income (loss)	$6,865	$(74)	$11,367	$(331)
GAAP net loss per share:
Basic and diluted	$(0.04)	$(0.07)	$(0.05)	$(0.17)
Non-GAAP net income (loss) per share:
Basic	$0.12	$—	$0.20	$(0.01)
Diluted	$0.11	$—	$0.19	$(0.01)
Shares used in computing GAAP net loss per share:
Basic and diluted	57,903	54,723	57,453	54,208
Shares used in computing non-GAAP net income (loss) per share:
Basic	57,903	54,723	57,453	54,208
Diluted	61,105	54,723	60,741	54,208

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018			June 30, 2017
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$853	$1,776	$88	$575	$1,628	$88
Research and development	1,064	233	—	801	237	—
Sales and marketing	1,585	2	28	1,224	1	29
General and administrative	3,295	322	—	1,254	287	—
Total	$6,797	$2,333	$116	$3,854	$2,153	$117

	Six Months Ended
	June 30, 2018			June 30, 2017
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$1,531	$3,482	$176	$1,009	$3,116	$176
Research and development	1,941	427	—	1,438	443	—
Sales and marketing	2,947	3	56	2,152	2	58
General and administrative	5,703	625	—	2,384	570	—
Total	$12,122	$4,537	$232	$6,983	$4,131	$234

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	September 30, 2018		December 31, 2018
	Low	High	Low	High

GAAP net loss	$(8,126)	$(7,126)	$(13,961)	$(11,961)
Non-GAAP adjustments:
Stock-based compensation	9,966	9,966	29,614	29,614
Intangibles amortization	116	116	442	442
Amortization of discount and issuance costs on convertible senior notes	3,144	3,144	7,881	7,881
Amortization of debt discount and issuance costs	—	—	135	135
Legal and indemnification fees related to settlement	—	—	241	241
Non-cash adjustment on investment	—	—	(352)	(352)
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$5,100	$6,100	$24,000	$26,000
GAAP net loss per share, basic and diluted	$(0.14)	$(0.12)	$(0.24)	$(0.20)
Non-GAAP net income per share:
Basic	$0.09	$0.10	$0.41	$0.44
Diluted	$0.08	$0.10	$0.39	$0.42
Shares used in computing GAAP net loss per share and non-GAAP net income per share:
Basic	59,000	59,000	58,500	58,500
Diluted	62,500	62,500	62,000	62,000

(1)	Non-GAAP adjustments do not have an impact on our income tax provision due to past non-GAAP losses.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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